UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

HOST HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14625	53-0085950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices and Zip Code)

(240) 744-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On May 19, 2010, Host Hotels & Resorts, Inc. announced that we have called for redemption all outstanding shares of our 8 7/8 % Class E Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Class E Preferred Stock”), on June 18, 2010, the Redemption Date. The Class E Preferred Stock is currently listed on the New York Stock Exchange under the symbol “HST Pr E”. On the Redemption Date, we will redeem all of the outstanding 4,034,300 shares of Class E Preferred Stock at a redemption price of $25.3944444 per share, representing the liquidation preference of $25.00 per share plus the amount equal to all dividends accrued and unpaid thereon from April 15, 2010 to the Redemption Date. The aggregate redemption price for the outstanding shares of Class E Preferred Stock is approximately $102 million.

A copy of the press release and a form of the notice of redemption for the Class E Preferred Stock are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

99.1	Press Release dated May 19, 2010 with respect to the redemption of the registrant’s 8 7/8% Class E Cumulative Redeemable Preferred Stock

99.2	Form of Notice of Redemption, dated May 19, 2010, with respect to the redemption of the registrant’s 8 7/8% Class E Cumulative Redeemable Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 19, 2010	HOST HOTELS & RESORTS, INC.

	By:	/s/ Brian G. Macnamara Brian G. Macnamara Senior Vice President and Corporate Controller

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

99.1	Press Release dated May 19, 2010 with respect to the redemption of the registrant’s 8 7/8% Class E Cumulative Redeemable Preferred Stock

99.2	Form of Notice of Redemption, dated May 19, 2010, with respect to the redemption of the registrant’s 8 7/8% Class E Cumulative Redeemable Preferred Stock

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